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                                                                 Exhibit 99(a)



                        MONTHLY SERVICER'S CERTIFICATE
          (TO BE DELIVERED EACH MONTH PURSUANT TO SECTION 3.01(b)(i)
         OF THE SERIES 2003-1 TRANSITION PROPERTY SERVICING AGREEMENT)

                  ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
                              Series 2003-1 Bonds

         Oncor Electric Delivery Company, as Servicer

         Pursuant to the Series 2003-1 Transition Property Servicing Agreement dated as of August 21, 2003 (the "Series 2003-1 Transition Property Servicing Agreement") between Oncor Electric Delivery Company, as Servicer, and Oncor Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:



                SERIES 2003-1 COLLECTION PERIOD: September 2003

                                                                                        c.  Actual             d.Series 2003-1
                                       a. Series 2003-1        b. Series 2003-1           Series 2003-1           Transition
                                           Transition              Transition             Transition               Charge
                                           Charge in                 Charge                 Charge                Remittance
                                             Effect                  Billed                Payments                Made to
Customer Class                               ------                  ------                Received                Trustee
--------------                                                                            --------                --------
Residential Service                    $0.000599 / kWh            $2,346,426.76            $55,328.71            $55,328.71

General Service Secondary                                         $1,872,522.79            $46,453.90            $46,453.90

          Non-demand                   $0.000577 / kWh

          Demand                       $0.158 / kW

General Service Primary                                             $214,965.23            $11,761.20            $11,761.20

          Non-demand                   $0.000395 / kWh

          Demand                       $0.161 / kW

High Voltage Service                   $0.197 / kW                  $295,362.74             $1,679.56             $1,679.56

Lighting Service                       $0.000724 / kWh               $29,441.01                $90.69                $90.69

Instantaneous Interruptible            $0.083 / kW                   $71,933.91             $5,289.47             $5,289.47

Noticed Interruptible                  $0.150 / kW                  $109,915.83            $12,370.40            $12,370.40
                                                                  -------------           -----------           -----------

         Total                                                    $4,940,568.27           $132,973.93           $132,973.93

         Capitalized terms used herein have their respective meanings set forth in the Series 2003-1 Transition Property Servicing Agreement.

         In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer's Certificate this 14th day of October, 2003.



                               ONCOR ELECTRIC DELIVERY COMPANY,
                               as Servicer


                               By /s/    John M. Casey
                                  ----------------------------
                                  Name:  John M. Casey
                                  Title: Assistant Treasurer


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